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                                                                     Exhibit 10

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-4 for Separate Account A of The Variable Annuity Life Insurance Company, of our report dated April 27, 2007 relating to the consolidated financial statements of The Variable Annuity Life Insurance Company at December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006. We also consent to the incorporation by reference of our report dated April 6, 2007 relating to the financial statements of The Variable Annuity Life Insurance Company Separate Account A at December 31, 2006, and for each of the two years in the period ended December 31, 2006, in such Registration Statement. We also consent to the use of our report dated April 26, 2007, relating to the statutory statements of admitted assets, liabilities, capital and surplus of American Home Assurance Company as of December 31, 2006 and 2005, and the related statutory statements of income and changes in capital and surplus and of cash flow for each of the three years in the period ended December 31, 2006, in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
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Houston, Texas

February 4, 2008